ACME UNITED CORPORATION		NEWS RELEASE
CONTACT: Paul G. Driscoll	Acme United Corporation	1 Waterview Drive	Shelton, CT 06484
	Phone: (203) 254-6060	FAX: (203) 254-6521

FOR IMMEDIATE RELEASE   June 16, 2021

ACME UNITED CORPORATION REPORTS PPP LOAN FORGIVENESS

SHELTON, CONN. – June 16, 2021 – Acme United Corporation (NYSE American: ACU) announced today that its Paycheck Protection (PPP) loan of $3,508,047 has been fully forgiven by the Small Business Administration, and that payment was remitted by the SBA to Acme United’s lender, HSBC Bank USA, NA, on June 9, 2021.

Walter Johnsen, Chairman and Chief Executive Officer of Acme United, said “We appreciate the support of both HSBC and the SBA in extending the PPP loan to Acme United last year and the forgiveness of the loan.  Beginning in March 2020, Acme United encountered numerous business and operational uncertainties resulting from the COVID-19 pandemic. The PPP loan was a key factor in enabling Acme United to successfully meet the significant challenges that resulted from these uncertainties, including our ability to avoid laying off any of our employees during the pandemic.”

ACME UNITED CORPORATION is a leading worldwide supplier of innovative safety solutions and cutting technology to the school, home, office, hardware, sporting goods and industrial markets. Its leading brands include First Aid Only®,  First Aid Central®, PhysiciansCare®, Pac-Kit®,Spill Magic®, Westcott®, Clauss®, Camillus®, Cuda®, DMT®, and Med-Nap. For more information, visit www.acmeunited.com.

Forward-looking statements in this report, including without limitation, statements related to the Company’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve risks and uncertainties including the impact that the global COVID-19 pandemic has had and will continue to have on the Company’s business, operations and financial results.  These include, the extent of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic including through any new variant strains of the underlying virus; the effectiveness and availability of vaccines; the duration and scope of pandemic-related government orders and restrictions on commercial and other activities, including retail store, office, school and restaurant closures; the duration and scope of the Company’s actions to maintain employee health at our offices, production facilities and distribution centers; the extent of the impact of the COVID-19 pandemic on overall demand for the Company’s products; the pace of recovery when an effective vaccine is widely available or when the pandemic otherwise subsides and the heightened impact the pandemic has on many of the risks described herein, including, without limitation, risks relating to the on-going world-wide economic downturn, and potential disruptions in our supply chain, any of which could adversely impact the Company’s ability to manufacture, source or distribute it products, both domestically and internationally.

These risks and uncertainties further include, without limitation, the following: (i) changes in the Company’s plans, strategies, objectives, expectations and intentions, which may be made at any time at the discretion of the Company; (ii) the impact of uncertainties in global economic conditions, whether caused by COVID-19 or otherwise, including the impact on the Company’s suppliers and customers; (iii) changes in client needs and consumer spending habits, including COVID-19 related changes; (iv) the impact of competition; (v) the impact of technological changes including, specifically, the growth of online marketing and sales activity; (vi) the Company’s ability to manage its growth effectively, including its ability to successfully integrate any business it might acquire; (vii) the Company’s ability to effectively manage its inventory in a rapidly changing business environment, including additional inventory acquired to respond to COVID-19 related uncertainties; (viii) currency fluctuations; (ix) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; and (x) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

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